UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2005

CATAPULT COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	0-24701	77-0086010

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
160 SOUTH WHISMAN ROAD
MOUNTAIN VIEW, CA 94041
(Address of principal executive offices, including zip code)
650-960-1025
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
Acceleration of Stock Options
     On September 16, 2005, the Board of Directors of the Registrant approved the acceleration of vesting of all unvested options to purchase shares of common stock of the Registrant that were held on that date by current employees, including executive officers, and directors, and that have an exercise price per share equal to or greater than $19.00. Options to purchase approximately 343,618 shares of common stock are subject to this acceleration. The acceleration is effective as of September 16, 2005.
     The acceleration of the vesting of these options was undertaken to eliminate the future compensation expense that the Registrant would otherwise recognize in its income statement with respect to these options upon the effectiveness of FASB Statement No. 123R (“FAS 123R”). Under FAS 123R, the acceleration of the vesting of these options will result in the Registrant not being required to recognize share-based compensation expense of approximately $2,650,000 during the period beginning in the first quarter of fiscal 2006 ending December 31, 2005 and ending in the quarter ending March 31, 2009. Such expense will instead be recognized in the quarter ending September 30, 2005 and reflected in pro forma footnote disclosure to the Registrant’s financial statements for the year then ending, as permitted under the transition guidance provided by the Financial Accounting Standards Board.
     In addition, because these options have exercise prices in excess of current market value, the Board of Directors believes that they may not be achieving their original objectives of incentive compensation and employee retention.
     In connection with the acceleration of vesting of options granted to executive officers and directors, such individuals will execute agreements to the effect that they will not sell or dispose of the shares resulting from the exercise of options subject to accelerated vesting until such options would otherwise have vested.
     The following table summarizes the options subject to acceleration of vesting:

		Aggregate Number of
		Shares
		Issuable Under
	Title	Accelerated Options
Executive Officers:

Terry Eastham	Vice President, Marketing	10,835
Barbara J. Fairhurst	Vice President, Operations	7,001
Adam Fowler	Vice President, Advanced Development	22,501
Richard Karp	Chairman and Chief Executive Officer	8,334
Sean Kelly	Vice President, Sales	14,584
David Mayfield	President and Chief Operating Officer	7,917
Kathy T. Omaye-Sosnow	Vice President, Human Resources	6,917
Guy R. Simpson	Vice President, Application Engineering	11,168
Chris Stephenson	Vice President, Chief Financial Officer and Secretary	6,667
Glenn Stewart	Vice President and Chief Technology Officer	7,209
Ann Zimmermann	Vice President, Engineering	70,000

Directors:

Peter Cross		1,667
Nancy Karp		1,667
John Scandalios		1,667
Chuck Waggoner		1,667
Henry P. Massey, Jr.		1,667

All Directors and
Executive Officers as a Group (16 persons):		181,468
All Other Employees:		162,150

Total		343,618

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     At a meeting of the Board of Directors of the Registrant on September 16, 2005, R. Stephen Heinrichs was elected to the Board of Directors. Mr. Heinrichs was additionally appointed to, and named Chairman of, the Audit Committee of the Board of Directors. The Board of Directors also determined that Mr. Heinrichs is “independent” under the listing standards of the Nasdaq Stock Market and that he is an “audit committee financial expert” as that term is defined in the applicable regulations of the Securities and Exchange Commission.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     In connection with the appointment of Mr. Heinrichs to the Board of Directors of Registrant, the Board amended Article 9 of the Bylaws of the Registrant on September 16, 2005 to provide for seven (7) authorized directors. The first paragraph of Article 9, which previously read as follows:
“The Board of Directors shall be chosen by ballot at the annual meeting of the stockholders or at any meeting held in place thereof as provided by law. The authorized number of directors of this corporation shall be six (6). Subject to any limitation set forth in the provisions of the Articles of Incorporation, the Board of Directors may, by resolution adopted, increase or decrease the number of the directors of this corporation, provided that no such reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.”
was amended to read as follows:
“The Board of Directors shall be chosen by ballot at the annual meeting of the stockholders or at any meeting held in place thereof as provided by law. The authorized number of directors of this corporation shall be seven (7). Subject to any limitation set forth in the provisions of the Articles of Incorporation, the Board of Directors may, by resolution adopted, increase or decrease the number of the directors of this corporation, provided that no such reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.”
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

3.1	Article 9 of the Registrant’s Bylaws, as amended September 16, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATAPULT COMMUNICATIONS CORPORATION
By:	/s/ Christopher Stephenson
Christopher Stephenson Chief Financial Officer

Date: September 22, 2005

EXHIBIT INDEX

Exhibit
No	Description
3.1	Article 9 of the Registrant’s Bylaws, as amended September 16, 2005